                                                                   EXHIBIT 99(A)


                         SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of March 26, 1998, by and among Organogenesis Inc., a Delaware corporation, with headquarters located at 150 Dan Road, Canton, MA 02021 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

          WHEREAS:

          A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

          B. The Company has authorized the following series of Preferred Stock, $1.00 par value per share (the "PREFERRED STOCK"): the Company's Series C Convertible Preferred Stock ("SERIES C PREFERRED STOCK") which shall be convertible into shares of the Company's Common Stock, $.01 par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series C Preferred Shares, in the form attached hereto as Exhibit A (the
                                                                 ---------
"CERTIFICATE OF DESIGNATIONS");

          C. The Company has authorized the issuance of Common Stock Purchase Warrants (the "WARRANTS"), to acquire shares of Common Stock (such shares of Common Stock issued upon exercise of the Warrants are hereinafter referred to as, the "WARRANT SHARES", and together with the Series C Preferred Stock, the Warrants and the Conversion Shares, the "SECURITIES");

          D. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of $20 million of Series C Preferred Stock in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers; and to receive, in consideration for such purchase, (i) at the Closing (as hereinafter defined), Warrants, to purchase an aggregate of 160,000 shares of Common Stock, subject to adjustment as provided therein in the form attached hereto as Exhibit B (the "INITIAL WARRANTS") and (ii) the right to receive
          ---------
additional Warrants under certain conditions specified herein, to purchase an aggregate of 160,000 shares of Common Stock, subject to adjustment as provided therein, in the form attached hereto as Exhibit C (the "CONTINGENT WARRANTS");
                                        ---------
and

          E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit D (the "REGISTRATION RIGHTS
                                         ---------
AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

          NOW THEREFORE, the Company and the Buyers hereby agree as follows:

          1.   PURCHASE AND SALE OF SERIES C PREFERRED SHARES.
               ----------------------------------------------

               a.  Purchase of Series C Preferred Shares.  Subject to the
                   -------------------------------------
satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company an aggregate of 200 shares of Series C Preferred Stock (the "SERIES C PREFERRED SHARES"), in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "CLOSING"). The per share purchase price (the "PURCHASE PRICE") of the Preferred Shares shall be $100,000 or an aggregate purchase price of $20 million. On the Closing Date (as defined below) the Company shall deliver to each Buyer a stock certificate representing such number of Series C Preferred Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "STOCK CERTIFICATES").

               b.  Closing Date.  The date and time of the Closing (the "CLOSING
                   ------------
DATE") shall be 10:00 a.m. on March 26, 1998, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022.

               c.  Form of Payment.  On the Closing Date, each Buyer shall pay
                   ---------------
the Purchase Price to the Company for the Series C Preferred Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions.

               d.  Warrants. In consideration of the purchase of the Series C
                   --------
Preferred Shares, the Company shall on the Closing Date issue and deliver to each Buyer, Initial Warrants to acquire an aggregate of 8,000 shares of Common Stock for each $1 million face amount of Series C Preferred Stock purchased by such Buyer. If, at any one time after the Closing Date, the average of the Closing Bid Prices (as defined on the Certificate of Designations) for the Common Stock for any ten consecutive trading days is less than $22.00 per share (the "TRIGGERING EVENT"), the Company shall deliver to each Buyer within three
(3) days of the Triggering Event, Contingent Warrants to purchase 8,000 shares of Common Stock for each $1 million face amount of Series C Preferred Stock held by such Buyer on the date of the Triggering Event.

          2.   BUYER'S REPRESENTATIONS AND WARRANTIES.
               --------------------------------------

               Each Buyer represents and warrants with respect to only itself that:

               a.  Investment Purpose.  Such Buyer (i) is acquiring the Series C
                   ------------------
Preferred Shares and the Warrants and (ii) upon conversion of the Series C Preferred Shares and exercise of the Warrants, will acquire the Conversion Shares and Warrant Shares, respectively, then issuable for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such

Buyer does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

               b.   Accredited Investor Status.  Such Buyer is an "accredited
                    --------------------------
investor" as that term is defined in Rule 501(a) of Regulation D.

               c    Reliance on Exemptions.  Such Buyer understands that the
                    ----------------------
Series C Preferred Shares and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Series C Preferred Shares and the Warrants.

               d.   Information.  Such Buyer and its advisors, if any, have been
                    -----------
furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series C Preferred Shares and the Warrants which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.

               e.   No Governmental Review.  Such Buyer understands that no
                    ----------------------
United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series C Preferred Shares and the Warrants or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Series C Preferred Shares and the Warrants.

               f.   Transfer or Resale.  Such Buyer understands that except as
                    ------------------
provided in the Registration Rights Agreement: (i) Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

               g.  Legends.  Such Buyer understands that the certificates or
                   -------
other instruments representing the Series C Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrants, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if (i) any such Securities are registered for sale under the 1933 Act,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of any of the Securities may be made without registration under the 1933 Act, or (iii) any of the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Each Buyer acknowledges, covenants and agrees to sell any of the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act. In the event the above legend is removed from any of the Securities, the Company may, upon reasonable advance notice to the holder, require that the above legend be placed on any of the Securities that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the 1933 Act (or any successor rule thereto).

               h.  Authorization; Enforcement.  This Agreement has been duly and
                   --------------------------
validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

               i.  Residency.  Such Buyer is a resident of that country
                   ---------
specified in the Schedule of Buyers.

          3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
               ---------------------------------------------

               The Company represents and warrants to each of the Buyers as set forth in this Section 3.

               a.   Organization and Qualification.  The Company and its
                    ------------------------------
subsidiaries (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole or on the transaction contemplated hereby.

               b.   Authorization; Enforcement; Compliance with Other
                    -------------------------------------------------
Instruments. (i) The Company has the requisite corporate power and authority to
-----------
enter into and perform this Agreement and the Registration Rights Agreement, to issue, sell and perform its obligations with respect to the Series C Preferred Stock and the Warrants in accordance with the terms hereof, the Certificate of Designations and the Warrants, as applicable, and to issue the Conversion Shares and the Warrant Shares upon conversion of the Series C Preferred Shares and the exercise of the Warrants, respectively, in accordance with the Certificate of Designations and the Warrants, respectively, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Series C Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Series C Preferred Shares and the Warrant Shares upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Registration Rights Agreement, the certificates for the Series C Preferred Shares and the Warrants have been (or in the case of the Contingent Warrants, will be upon issuance) duly executed and delivered by the Company, (iv) this Agreement, Registration Rights Agreement, the certificates for the Series C Preferred Shares and the Initial Warrants constitute and the Contingent Warrants (if issued) upon issuance will constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.

               c.   Capitalization.  As of the date hereof, the authorized
                    --------------
capital stock of the Company consists of 40,000,000 shares of Common Stock, of which as of March 20, 1998, 23,166,524 shares were issued and outstanding and 1,000,000 shares of Preferred Stock, of which as of March 20, 1998, no shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in
Schedule 3(c), as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). Except as disclosed in Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

               d.   Issuance of Securities.  The Series C Preferred Shares and
                    ----------------------
Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations and the Warrants, respectively. Not less than 1,400,000 shares of Common Stock have been duly authorized and reserved for issuance upon conversion of the Series C Preferred Shares and exercise of the Warrants. Upon conversion or exercise in accordance with the Certificate of Designations and the Warrants, as applicable, the Conversion Shares and Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

               e.   No Conflicts.  Except as disclosed in Schedule 3(e), the
                    ------------
execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company, the performance by the Company of its obligations under the Certificate of Designations and the Warrants and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock of the Company or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of Preferred Stock of the Company or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries which violation or default would have a material adverse effect on the business, operations, financial condition or results of operations of the Company and any of its subsidiaries, individually or taken as a whole. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity which violation would have a material adverse effect on the business, operations, financial condition or results of operations of the Company and any of its subsidiaries, individually or taken as whole. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, the Registration Rights Agreement or the Warrants or perform its obligations under the Certificate of Designations in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the American Stock Exchange. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing or to delisting of the Common Stock by the American Stock Exchange.

               f.   SEC Documents; Financial Statements. Since December 31,
                    -----------------------------------
1996, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "DESIGNATED SEC DOCUMENTS"). The Company has delivered to the Buyer or its representative true and complete copies of the Designated SEC Documents and the Risk Factors attached hereto as Exhibit H (the "RISK FACTORS"). As of their
                                ---------
respective dates, the Designated SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the Designated SEC Documents, and none of the Designated SEC Documents, at the time they were filed with the SEC, nor the Risk Factors contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Designated SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved

(except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has not provided and will not provide to any Buyer any material non-public information which, according to applicable law, rule or regulation should have been disclosed publicly by the Company but which has not been so disclosed as of the date hereof.

               g.  Absence of Certain Changes.  Except as expressly set forth in
                   --------------------------
Schedule 3(g), since December 31, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

               h.  Absence of Litigation.  There is no action, suit, proceeding,
                   ---------------------
inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or its subsidiaries or their respective directors or officers, or the Common Stock, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement, the Registration Rights Agreement, the Warrants or any of the documents contemplated herein or
(iii), except as expressly set forth in Schedule 3(h), have a material adverse effect on the business, operations, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole.

               i.  Acknowledgment Regarding Buyers' Purchase of the Series C
                   ---------------------------------------------------------
Preferred Shares and the Warrants.  The Company acknowledges and agrees that
---------------------------------
each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Series C Preferred Shares.
The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

               j.  No General Solicitation.  Neither the Company, nor any of its
                   -----------------------
affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of any of the Securities offered hereby.

               k.   No Integrated Offering.  Neither the Company, nor any of its
                    ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the American Stock Exchange.

               l.   Employee Relations.  Neither the Company nor any of its
                    ------------------
subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

               m.   Intellectual Property Rights.  The Company and its
                    ----------------------------
subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (collectively "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(m), none of the Intellectual Property Rights or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any event, fact or circumstance that may have a material adverse effect on the business, operations, properties, financial condition, results of operations or prospects of the Company and its subsidiaries, either individually or taken as a whole, relating to (i) any infringement by the Company or its subsidiaries of any Intellectual Property Rights or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others or (ii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or technical information owned or used by the Company or any of its subsidiaries and, except as set forth on Schedule 3(m), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding any Intellectual Property Rights or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might have a reasonable likelihood to give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

               n.   Environmental Laws.  The Company and its subsidiaries (i)
                    ------------------
are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where the failure to comply with such laws or regulations or to receive or comply with such permits, licenses, approvals would not have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries, individually or taken as a whole.

               o.   Title.  The Company or its subsidiaries own no real
                    -----
property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(o) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

               p.   Insurance.  The Company and each of its subsidiaries are
                    ---------
insured by insurers of recognized financial responsibility against such losses and risks and in such amounts is prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

               q.   Regulatory Permits.  The Company and its subsidiaries
                    ------------------
possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

               r.   Internal Accounting Controls.  The Company and each of its
                    ----------------------------
subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               s.   No Materially Adverse Contracts, Etc.  Except as disclosed
                    ------------------------------------
in the Designated SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the reasonable judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

               t.   Tax Status.  Except as set forth on Schedule 3(t), the
                    ----------
Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for all current tax periods. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

               u.   Certain Transactions.  Except as set forth on Schedule 3(u)
                    --------------------
and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

               v.   [Intentionally Omitted]

               w.   S-3 Registration.  The Company is currently eligible to
                    ----------------
register securities, including the Conversion Shares and the Warrant Shares, on a registration statement on Form S-3 under the 1933 Act.

          4.   COVENANTS AND AGREEMENTS.
               ------------------------

               a.   Best Efforts.  Each party shall use its best efforts timely
                    ------------
to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

               b.   Form D.  The Company agrees to file a Form D with respect to
                    ------
the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

               c.   Reporting Status.  Until the earlier of (i) the date as of
                    ----------------
which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and Warrant Shares and (B) none of the Series C Preferred Shares or Warrants are outstanding (the "REGISTRATION PERIOD"), or (iii) the date on which the Company has merged or consolidated with or sold substantially all of its assets to another entity, (x) the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination and (y) the Company will use its best efforts to maintain its ability and eligibility to register securities on Form S-3.

               d.   Use of Proceeds.  The Company will use the proceeds from the
                    ---------------
sale of the Series C Preferred Shares and Warrants for capital expenditures, general working capital and costs of the offering.

               e.   Financial Information.  The Company agrees to send the
                    ---------------------
following to each Investor (as that term is defined in the Registration Rights Agreement) during the Registration Period: (i) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

               f.   Reservation of Shares.  The Company shall take all action
                    ---------------------
necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and Warrant Shares, in the aggregate, upon conversion of the Series C Preferred Shares and the exercise of the Warrants, respectively, in accordance with the terms of this Agreement and the Certificate of Designations.

               g.   Listing.  The Company shall promptly secure the listing of
                    -------
the Conversion Shares and Warrant Shares upon The American Stock Exchange, Inc. ("AMEX") (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, the listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of this Agreement, the Certificate of Designations and the Warrants on each national securities exchange and automated quotation system (including the Nasdaq National Marketing System), if any, upon which shares of Common Stock are then listed. The Company shall promptly provide to each Buyer copies of any notices it receives from the AMEX regarding the continued eligibility of the Common Stock for listing on the AMEX. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

               h.   Expenses.  Each of the Company and the Buyers shall each pay
                    --------
its respective costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, delivery and performance of this Agreement or the Certificate of Designations, the Warrants and the Registration Rights Agreement; provided, that at the Closing as the Buyers may request, the Company shall reimburse the Buyers for Buyers' attorneys' fees and expenses in connection with this Agreement or the Certificate of Designations, the Warrants and the Registration Rights Agreement up to an aggregate of $10,000.

               i.   Additional Issuances of Securities.
                    ----------------------------------

                    (a)  Right of First Refusal.  If at any time on or before
                         ----------------------
the first anniversary of the Closing Date, the Company shall desire to issue any Common Stock or any security convertible, exchangeable or exercisable for Common Stock or any other right to acquire any Common Stock (the "CONVERTIBLE SECURITIES") pursuant to Section 4(2) of the 1933 Act or an offering under Regulation D or Regulation S of the 1933 Act or in any other private placement (other than pursuant to Company authorized stock option plans or future equity financing whereby Common Stock or Convertible Securities are issued to any person or entity which has or is proposed to have a material business, technology or commercial relationship with the Company in addition to any equity financing provided by such person or entity), then the Company shall first comply with the terms of this Section 4(i).

                    (b)  Notice Requirements.  The Company shall notify, or
                         -------------------
cause to be notified, the Buyers not less than twenty (20) business days prior to the time the Company intends to consummate such issuance (the "ISSUANCE NOTICE"). The Issuance Notice shall set forth all of the material terms of such proposed issuance.

                    (c)  Exercise of Right of First Refusal.  The right of first
                         ----------------------------------
refusal provided for in this Section 4(i) may be exercised by the Buyers by delivery of a written notice to the Company (the "EXERCISE NOTICE"), within ten
(10) business days following receipt of the Issuance Notice (the "REFUSAL PERIOD"). The Exercise Notice shall state that the Buyers agree to purchase all or any specified part (to this extent set forth in this Section 4(i)) of the proposed issuance of such Common Stock or Convertible Securities on terms substantially equal to the terms set forth in the Issuance Notice. If the transactions contemplated by an Exercise Notice are not consummated solely at the fault of the Buyers, the Company shall be relieved from fulfilling its obligations pursuant to such Exercise Notice.

                    (d)  Right to Issue Securities.  After expiration of the
                         -------------------------
Refusal Period, if the provisions of this Section 4(i) have been complied with in all respects by the Company and no Exercise Notice has been given, or if given, the Buyers have not agreed to purchase all of the securities set forth in the Issuance Notice, the Company shall have the right for ninety (90) calendar days following the termination of the Refusal Period to issue such securities, or any portion thereof not being purchased by the Buyers, specified in the Issuance Notice on the terms described in the Issuance Notice without further notice to the Buyers, but after such ninety (90) calendar days, no such issuance may be made without again giving notice to the Buyers and complying with all of the requirements of this Section 4(i).

                    (e) The Buyers will be entitled to exercise their rights under this Section 4(i) for any individual proposed issuance of securities by the Company, but and subject to the provisions set forth in this Section 4(i), only in connection with the first $10 million of consideration to be received by the Company in any such issuance.

                    (f) The Company will not issue any Series C Preferred Shares other than to the Buyers as contemplated hereby or as otherwise contemplated in the Certificate of Designations.

               (j)  Dilutive Effect.  The Company understands and acknowledges
                    ---------------
that the number of Conversion Shares and Warrant Shares issuable upon conversion of the Series C Preferred Shares and exercise of the Warrants, respectively, will increase in certain circumstances. The Company further acknowledges and agrees that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Series C Preferred Shares and exercise of the Warrants, respectively, in accordance with this Agreement, the Certificate of Designations, and the Warrants, as applicable, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          5.   TRANSFER AGENT INSTRUCTIONS.
               ---------------------------

          The Company shall issue irrevocable instructions to its transfer agent (in the form attached hereto as Exhibit E) to issue certificates, or at a Buyer's request, to electronically issue such shares (e.g. through DWAC or DTC), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares or Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Series C Preferred Shares or exercise of the Warrants, respectively (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act, such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, the Certificate of Designations and the Warrants. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreement to comply with all applicable securities laws upon resale of any of the Securities. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form and substance to the Company, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

          6.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
               ----------------------------------------------

          The obligation of the Company hereunder to issue and sell the Series C Preferred Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

               a. Such Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

               b. Such Buyer shall have delivered to the Company the Purchase Price for the Series C Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

               c. The representations and warranties of such Buyer shall be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

          7.   CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.
               -------------------------------------------------

          The obligation of each Buyer hereunder to purchase the Series C Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

               a. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to such Buyer.

               b. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

               c. The Common Stock shall be authorized for quotation on the AMEX, trading in the Common Stock issuable upon conversion of the Series C Preferred Shares and exercise of the Warrants to be traded on the AMEX shall not have been suspended by the SEC or the AMEX and all of the Conversion Shares and Warrant Shares issuable upon conversion of the Series C Preferred Shares or exercise of the Warrants to be sold at the Closing shall be listed upon the AMEX.

               d. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case such representations and warranties shall be true and correct without further qualification) as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

               e. Such Buyer shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit F attached
                                                            ---------
hereto.

               f. The Company shall have executed and delivered to such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Series C Preferred Shares being purchased by such Buyer at the Closing and the Initial Warrants.

               g. The Board of Directors of the Company shall have adopted the resolutions in substantially the form of Exhibit G attached hereto.
                                         ---------

               h. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Shares and the exercise of the Warrants, at least 1,400,000 sha res of Common Stock.

               i. The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in
---------
writing by the Company's transfer agent.

               j. The transactions contemplated hereby shall not violate any law, regulation or order then in effect and applicable to Buyers or the Company.

          8.   INDEMNIFICATION.
               ---------------

          In consideration of each Buyer's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of Securities and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "BUYER INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "BUYER INDEMNIFIED LIABILITIES"), incurred by any Buyer Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to (a) subject to Section 9(i), any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Designations, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Buyer Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Series C Preferred Shares and Warrants or the status of such Buyer or holder of any of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Buyer Indemnified Liabilities which is permissible under applicable law.

               b. In consideration of the Company's execution and delivery of this Agreement and selling the Series C Preferred Shares and Conversion Shares hereunder and in addition to all of the Buyers' other obligations under this Agreement, the Buyers shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "COMPANY INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "COMPANY INDEMNIFIED LIABILITIES"), incurred by any Company Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to (a) subject to Section 9(i), any misrepresentation or breach of any representation or warranty made by the Buyers in this Agreement or the Registration Rights Agreement, or (b) any breach of any covenant, agreement or obligation of the Buyers contained in this Agreement or the Registration Rights Agreement, provided, however, that in no event shall the
                                   --------  -------
aggregate amount for which the Investors would be liable under this Section 8(b) exceed $5,000,000. To the extent that the foregoing undertaking by the Buyers may be unenforceable for any reason, the Buyers shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

          9.   GOVERNING LAW; MISCELLANEOUS.
               ----------------------------

               a.   Governing Law.  This Agreement shall be governed by and
                    -------------
interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

               b.   Counterparts.  This Agreement may be executed in two or more
                    ------------
identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

               c.   Headings.  The headings of this Agreement are for
                    --------
convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

               d.   Severability.  If any provision of this Agreement shall be
                    ------------
invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

               e.   Entire Agreement; Amendments.  This Agreement supersedes all
                    ----------------------------
other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

               f.   Notices.  Any notices, consents, waivers or other
                    -------
communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:

               Organogenesis Inc.
               150 Dan Road
               Canton, MA  02021
               Telephone:  (781) 575-0775
               Facsimile:  (781) 575-1570
               Attention:  Chief Executive Officer and
               Chief Strategic Officer

          With a copy to:

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
               Boston, MA 02111
               Telephone:  (617) 542-6000
               Facsimile:  (617) 542-2241
               Attention:  Neil Aronson, Esq.

          If to the Transfer Agent:


               American Stock Transfer & Trust Company
               40 Wall Street

               46th Floor
               New York, NY 10005
               Telephone:  (718)921-8200
               Facsimile:    (718)921-8331
               Attention:   Paula Caroppoli

          If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's counsel as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

               g.  Successors and Assigns.  This Agreement shall be binding upon
                   ----------------------
and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers, except pursuant to a Major Transaction (as defined in Section 3(c) of the Certificate of Designations) with respect to which the Company is in compliance with Section 3 of the Certificate of Designations. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that (i) any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption and (ii) no Buyer may assign its rights hereunder in a manner that would cause the offering of Securities hereunder to be required to be registered under the 1933 Act.

               h.  No Third Party Beneficiaries.  This Agreement is intended for
                   ----------------------------
the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

               i.  Survival.  The representations and warranties of the Company
                   --------
and the Buyers contained in Sections 3 and 2, respectively, shall survive the Closing until two years after the Closing Date including without limitation all financial statements thereto. The agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

               j.  Publicity.  The Company and each Buyer shall have the right
                   ---------
to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

               k.  Further Assurances.  Each party shall do and perform, or
                   ------------------
cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               l.  Placement Agent.  The Company acknowledges that it has
                   ---------------
engaged a placement agent in connection with the sale of the Series C Preferred Shares and Warrants, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out of pocket expenses) arising in connection with any such claim.

               m.  No Strict Construction.  The language used in this Agreement
                   ----------------------
will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                BUYERS:
--------                                -------

ORGANOGENESIS INC.                      STARK INTERNATIONAL

By:_______________________              By:_________________________
   Name:                                   Name:
   Its:                                    Its:

                                        SHEPHERD INVESTMENTS
                                           INTERNATIONAL, LTD.

                                        By:_________________________
                                           Name:
                                           Its:

                              SCHEDULE OF BUYERS


                                                                  Number of
                              Investor Address and                Series C            Investor's Advisors and Legal
Investor Name                 Facsimile Number                 Preferred Share        Counsel Address
--------------------------    ------------------------         ---------------        ------------------------------------
Stark International           c/o Staro Asset Management            100                Eleazer Klein, Esq.
(Bermuda)                     1500 West Market Street                                  Schulte Roth Zabel LLP
                              Mequon, Wisconsin  53092                                 New York, NY  10022
                              Fax:  (414) 241-1888                                     Fax:  (212) 593-5955

Shepherd Investments          c/o Staro Asset Management            100                Eleazer Klein, Esq.
International, Ltd.           1500 West Market Street                                  Schulte Roth Zabel LLP
(British Virgin Islands)      Mequon, Wisconsin  53092                                 New York, NY  10022
                              Fax:  (414) 241-1888                                     Fax:  (212) 593-5955

         SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF MARCH 26, 1998

                                 SCHEDULE 3(A)

                                 SUBSIDIARIES
                                 ------------


                  Dan Capital Corp. (a Delaware Corporation)
                 ECM Pharma/TM/, Inc. (a Delaware Corporation)

         SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF MARCH 26, 1998

                                 SCHEDULE 3(C)
                                 -------------

                                CAPITALIZATION
                                --------------


                             As of March 20, 1998


1. Common Stock     The authorized capital stock of the Corporation consists of
                    40,000,000 shares of Common Stock, of which:
                    (A)  23,166,524 shares are duly authorized, validly issued and outstanding, fully paid and nonassessable;
                    (B)  5,312,504 shares are duly authorized and reserved for issuance to officers, employees or directors of, or consultants to, the Corporation pursuant to options or other rights to acquire such shares approved or to be approved by the Board of Directors or a committee thereof pursuant to the Corporation's stock option and employee stock purchase plans;

2. Preferred Stock  The Company has authorized 1,000,000 shares of Preferred
                    Stock, of which:
                    (A) 250,000 shares have been designated as Series A Preferred Stock, all of which shares of Series A Preferred stock have been issued and converted into Common Stock; and
                    (B) 50,000 shares have been designated as Series B Preferred Stock, all of which are duly authorized and unissued.

3. Reedland Capital Partners will receive three year warrants to purchase 40,000 shares of the Company's common stock, par value $.01 per share, with an exercise price of $36.00 per share pursuant to the Company's engagement of Reedland as Placement Agent. These warrants will have provisions for cashless exercise and all customary and appropriate anti-dilution protections. The shares of common stock underlying the warrants will be included in the Registration Statement filed on behalf of the Buyers.

4. The Company has adopted a Shareholder Rights Plan as disclosed in SEC Disclosure Documents.

         SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF MARCH 26, 1998

                                 SCHEDULE 3(E)
                                 -------------

                                   CONFLICTS
                                   ---------


Neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of Preferred Stock of the Company or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries.

         SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF MARCH 26, 1998

                                 SCHEDULE 3(G)
                                 -------------

                               MATERIAL CHANGES
                               ----------------


Other than losses as reflected in the Company's quarterly financial results for the Quarter ended September 30, 1997 (as reflected on its form 10-Q as reflected in the SEC Disclosure Documents), and losses since that date (which losses have continued at approximately the same rate as operating losses incurred during the first nine months of fiscal year 1997) and the resulting reduction in total assets, there has been no adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole.

         SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF MARCH 26, 1998

                                 SCHEDULE 3(H)
                                 -------------

                                  LITIGATION
                                  ----------


No material litigation.

         SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF MARCH 26, 1998

                                 SCHEDULE 3(M)
                                 -------------

                             INTELLECTUAL PROPERTY
                             ---------------------


No intellectual property rights or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future.

         SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF MARCH 26, 1998

                                 SCHEDULE 3(O)
                                 -------------

                                     LIENS
                                     -----


The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects.

         SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF MARCH 26, 1998

                                 SCHEDULE 3(T)
                                 -------------

                                  TAX STATUS
                                  ----------


No material taxes are due.

         SCHEDULES TO SECURITIES PURCHASE AGREEMENT OF MARCH 26, 1998

                                 SCHEDULE 3(U)
                                 -------------

                             CERTAIN TRANSACTIONS
                             --------------------


1.  See SEC Disclosure Documents.
2. Kenneth J. Novack, a partner at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("ML") was elected to the Company's Board of Directors on March 19, 1998. ML has and continues to provide significant legal services to the Company in amounts which will require disclosure in future SEC proxy materials.